UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 7, 2014

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2014, Visualant, Inc. (the “Company”) accepted the resignation of Dr. Richard Mander as Chief Technology Officer. The Company expects to utilize Mr. Mander on a consulting basis. Mr. Mander had no disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

The Company is utilizing Dr. Tom Furness, the inventor of our our ChromaID™ technology, and our existing supplier base to develop our products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By: /s/ Ronald P. Erickson
Ronald P. Erickson, CEO

November 10, 2014